UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 23, 2006
Avanir Pharmaceuticals

(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 858-622-5200
Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 23, 2006, Avanir Pharmaceuticals (the “Company”) entered into Change of Control Agreements with eight executive officers (the “Employees”). The form of Change of Control Agreement (the “Agreement”) and a list of the Employees is attached hereto as Exhibit 10.1. The Agreement provides certain severance benefits to each respective Employee if his employment is terminated following a “change of control” (as defined) of the Company. These severance benefits will be paid only if (i) the termination of employment occurs within 12 months following the change of control and (ii) the termination was without “cause” or was a “resignation for good reason” (as such terms are defined). If these conditions are met for a particular Employee, he will receive severance payments equal to either 12 or 24 months of base salary, plus an amount equal to the greater of (A) the aggregate bonus payment(s) received by such Employee in the Company’s preceding fiscal year or (B) the Employee’s then-current target bonus amount. Additionally, the vesting of outstanding equity awards will accelerate and the Employee will be entitled to up to 12 months of post-termination benefits continuation under COBRA. The names, positions and respective severance benefits for each Employee are set forth on the list attached to the form of agreement filed herewith.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Change of Control Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals
June 26, 2006	By:	/s/ Michael J. Puntoriero
Michael J. Puntoriero
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Change of Control Agreement